Exhibit 1

Ault Lending, LLC

Transactions in the Series B Convertible Preferred Stock Within the Last Sixty Days

Nature of the Transaction	Shares of Series B Convertible Preferred Stock Purchased / (Sold)	Price Per Share ($)	Date of Transaction
Conversion of Series B Convertible Preferred Stock into shares of Common Stock	232	$1,000.00	09/17/2025
Conversion of Series B Convertible Preferred Stock into shares of Common Stock	232	$1,000.00	09/22/2025
Conversion of Series B Convertible Preferred Stock into shares of Common Stock	232	$1,000.00	09/25/2025
Conversion of Series B Convertible Preferred Stock into shares of Common Stock	232	$1,000.00	10/01/2025
Conversion of Series B Convertible Preferred Stock into shares of Common Stock	232	$1,000.00	10/03/2025
Conversion of Series B Convertible Preferred Stock into shares of Common Stock	232	$1,000.00	10/07/2025

Transactions in the Shares of Common Stock Within the Last Sixty Days

Nature of the Transaction	Shares of Common Stock Purchased / (Sold)	Price Per Share ($)	Date of Transaction
Sale	(2,121)	2.4535	09/17/2025
Sale	(20,870)	2.4673	09/18/2025
Sale	(77,009)	2.3485	09/19/2025
Sale	(43,238)	2.3757	09/23/2025
Sale	(39,140)	2.3090	09/24/2025
Sale	(14,628)	2.3126	09/25/2025
Sale	(37,738)	2.3145	09/26/2025
Sale	(38,324)	2.3090	09/29/2025
Sale	(3,556)	2.3334	09/30/2025
Sale	(36,777)	2.3487	10/01/2025
Sale	(20,686)	2.3940	10/02/2025
Sale	(65,903)	2.4413	10/03/2025
Sale	(82,033)	2.4535	10/06/2025
Sale	(57,379)	2.4914	10/07/2025

1